UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Aire Drive, Bay Shore, New York		11706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 12, 2011, DGT Holdings Corp. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with VIV s.r.l., a limited liability company incorporated under Italian law (“VIV”), pursuant to which the Company has agreed to sell all of the shares of its Italian subsidiary, Villa Sistemi Medicali S.p.A. (“Villa”) to VIV, subject to the terms and conditions set forth therein (the “Villa Sale”).

So long as the Share Purchase Agreement has not been terminated by either party, the Company has not exercised its withdrawal right, and the conditions to closing have been satisfied, the consummation of the Villa sale is expected to occur on November 3, 2011.

In consideration for the sale of the shares of Villa to VIV, the Company is entitled to receive Euro 16,500,000 (approximately US$ 22,500,000 as calculated using current exchange rates) in cash and an unsecured subordinated promissory note (the “Note”) made by VIV in the amount of Euro 500,000.

The Note is to have a term of 5 years with interest accruing at a rate of 6% per annum beginning 18 months after issuance.  The Note may be prepaid at any time and if prepayment in full occurs during the first 18 months following the date of issuance, the total principal amount will be reduced to Euro 400,000.  Payment of the Note will be subordinated to the repayment of the loan extended to VIV by Banca Intesa to provide financing for the Villa Sale.

The Share Purchase Agreement contains normal and customary representations, warranties and covenants, including a non-compete agreement providing that the Company will not, for a period of five years following consummation of the Villa sale, (i) engage in, acquire, own or hold a business in the field of the sale, import and export of radiological medical and dental devices, or (ii) employ or solicit the employment of any Villa employee.

The Share Purchase Agreement also contains indemnification provisions pursuant to which the Company has agreed to indemnify VIV for breach of its representations and warranties therein, subject to specified time and amount limits and other exceptions.  The Company’s subsidiary, Villa Immobiliare Srl, an Italian limited liability company (“Villa Immobiliare”) that has been established for the purpose of holding real estate, will provide a guarantee to VIV of the Company’s indemnification obligations under the Share Purchase Agreement. VIV has agreed to indemnify the Company for breach of VIV’s representations and warranties under the Share Purchase Agreement.

The obligations of each of the parties to consummate the Villa Sale are subject to customary conditions, including without limitation: i) completion of the demerger by which the real estate currently held by Villa will be separated from industrial activities and held by Villa Immobiliare, ii) entry into a lease agreement pursuant to which the Company, through Villa Immobiliare, will lease to VIV the real property currently held by Villa for an aggregate period of 12 years and iii) the consummation of the share repurchase agreement, as described below.

During the period beginning on the date of the Share Purchase Agreement until 11:59 p.m. (New York time) on the 5th calendar day prior to the consummation of the Villa Sale (the “Go-Shop Period”), the Company may initiate, solicit and encourage proposals or offers to acquire Villa (each, an “Acquisition Proposal”).  The Company may participate in discussions or negotiations with respect to Acquisition Proposals at any time prior to the Villa Sale.

The Share Purchase Agreement contains certain termination rights for the Company and VIV. So long as VIV has not breached its obligations, the Company will be required to pay to VIV a Break-up Fee (the “Break-up Fee”) of Euro 1,000,000 if the Company terminates the Share Purchase Agreement in connection with i) the approval of an Acquisition Proposal during the Go-Shop Period or ii) a determination by the Company’s Board of Directors following the Go-Shop Period that failure to accept an Acquisition Proposal would be inconsistent with its fiduciary duties.  The Company will also be obligated to pay the Break-up Fee if the Company decides to opt out from the Share Purchase Agreement on a purely discretionary basis at any time prior to the 5th calendar day before consummation of the Villa Sale.

Mr. Daglio and Mr. Bruschi are executive officers of Villa.  At the time of the Villa Sale, Mr. Daglio will hold indirectly a 12.8% interest in VIV and Mr. Bruschi will hold indirectly a 14.75% interest in VIV.  Mr. Daglio is also the sole director of VIV.

The description of the Share Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Share Repurchase Agreement

On September 12, 2011, the Company entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Mr. Daglio and Mr. Bruschi pursuant to which the Company has agreed to purchase shares of the Company held by Mr. Daglio and Mr. Bruschi substantially simultaneously with (i) the consummation of the Villa Sale or (ii) consummation of a sale of the shares of Villa pursuant to an Acquisition Proposal, subject to certain terms and provisions set forth therein.

The description of the Share Repurchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On September 13, 2011, the Company issued a press release announcing its entry into the Share Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

10.1	Share Purchase Agreement, dated as of September 12, 2011, by and between DGT Holdings Corp. and VIV s.r.l.

10.2	Share Repurchase Agreement, dated as of September 12, 2011, by and among the Company, Roberto Daglio and Emilio Bruschi.

99.1	Press Release dated September 13, 2011 (announcing entry into Share Purchase Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: September 13, 2011	By:	/s/ Mark A. Zorko
Mark A. Zorko Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

10.1	Share Purchase Agreement, dated as of September 12, 2011, by and between DGT Holdings Corp. and VIV s.r.l.

10.2	Share Repurchase Agreement, dated as of September 12, 2011, by and among the Company, Roberto Daglio and Emilio Bruschi.

99.1	Press Release dated September 13, 2011 (announcing entry into Share Purchase Agreement)